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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the use in this Registration Statement of MegaBank Financial Corporation on Form SB-2 of our report on the consolidated financial statements of MegaBank Financial Corporation and Subsidiary dated February 11, 1998 (except for note Q, as to which the date is September 1, 1998), appearing in the Prospectus, which is part of this Registration Statement.

         We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



FORTNER, BAYENS, LEVKULICH & CO., P.C.
Denver, Colorado

October 28, 1998